Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	August 18, 2022

BUTLER NATIONAL CASINO SUBSIDIARY SPORTS BETTING MANAGEMENT CONTRACT WITH KANSAS LOTTERY APPROVED

- Online-wagering platform partner DraftKings readies for timely debut of online and mobile sports betting in Kansas -

OLATHE, KANSAS, August 18, 2022, - Butler National Corporation (OTCQB: BUKS), through its wholly-owned subsidiary that manages Boot Hill Casino & Resort in Dodge City, Kansas, has received Sports Wagering Management Contract approval from the Kansas Lottery.

Earlier this summer, Butler National announced sports wagering platform agreements with DraftKings and Bally’s Corporation.

The Sports Wagering Management Contract provides for the management of sports wagering, both in-house at the Boot Hill Casino, as well as through three Kansas Lottery approved Interactive Sports Wagering Platforms.  The contract term is for five years and provides the statutory revenue share of ten percent to the state.

“We’ve been working diligently with our current online wagering platform partners to bring online sports betting to Kansans just as soon as regulators give us the green light,” said Clark Stewart, CEO, Butler National Corporation.  “The approval of the Sports Wagering Management Contract brings us one step closer to that significant achievement.”

In anticipation of the launch of sports wagering by the Kansas Lottery, DraftKings expects a timely debut of its Kansas platform on the day the regulators approve the initial launch.

Boot Hill Casino & Resort, located in Dodge City, Kansas, also anticipates unveiling its on-site interim sportsbook and plans to accept wagers shortly after launch of the Interactive Sports Wagering Platform.

“Our team is focused on the timely launch of the DraftKings mobile platform and the DraftKings retail sports book at Boot Hill Casino in Dodge City,” said Stewart. “We are thrilled to bring the excitement of sports wagering to our casino guests and to all Kansans.”

Butler National is a recognized provider of professional management services in the gaming industry and a leader in special mission aircraft modifications.

Once the Kansas Lottery launches sports wagering, anyone legally permitted within the geographical boundaries of Kansas can place bets directly from their mobile devices or computers by accessing a participating sports book or eventually by visiting a lottery gaming facility.

About Butler National Corporation:

Butler National Corporation has been a recognized provider of professional management services in the gaming industry for more than 20 years. Following the enactment of the Kansas Expanded Lottery Act (KELA), Butler National competed for a contract to manage a Lottery Gaming Facility for the State of Kansas. In 2008, Butler National Service Corporation (a Butler National Corporation subsidiary) proposed and was awarded a contract to manage the Boot Hill Casino & Resort in Dodge City. When Boot Hill Casino opened in 2009, it was the first state-owned and -operated casino in Kansas. In addition to its gaming division, Butler National manufactures, sells and services support systems for private, commercial and military aircraft.

About Boot Hill Casino & Resort:

Boot Hill Casino & Resort, managed by BHCMC, LLC and Butler National Service Corporation, wholly-owned subsidiaries of Butler National Corporation (OTCQB: BUKS), features over 500 electronic gaming machines, 14 table games, and a 150-seat casual dining restaurant known as Firesides at Boot Hill.

The $90 million Boot Hill Casino project opened in December 2009. The lottery facility games at Boot Hill Casino & Resort are owned and operated by the Kansas Lottery. The Kansas Racing and Gaming Commission provides regulatory oversight for the casino. For more information about Boot Hill Casino & Resort, please visit us at www.boothillcasino.com, or call us at 1.877.906.0777.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:

Melinda Tiemeyer mtiemeyer@parriscommunications.com	Ph (816) 721-1000

David Drewitz david@creativeoptionscommunications.com www.creativeoptionscommunications.com	Ph (972) 814-5723

THE WORLDWIDE WEB:
Please review www.butlernational.com for information about Butler National Corporation and its subsidiaries.